Supplement dated April 29, 2008

To PROSPECTUS SUPPLEMENT dated March 29, 2007
(To Prospectus dated March 26, 2007)
$1,310,252,000
(Approximate Initial Principal Balance)

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-2

	Approximate Initial Class	Approximate Current Class	Initial Certificate Ratings		Current Certificate Ratings		Approximate Credit Enhancement Percentage
Class	Principal Balance	Principal Balance	Moody’s	S&P	Moody’s	S&P	Initial Percentage	Current Percentage
Class 1A-1A	$331,371,000	$306,164,233	Aaa	AAA	Aaa	AAA	7.65%	8.07%
Class 2A-1A	$541,251,000	$514,471,524	Aaa	AAA	Aaa	AAA	34.67%	35.17%
Class 2A-1B	$225,520,000	$214,361,947	Aaa	AAA	Aaa	AAA	17.78%	18.23%
Class 2A-1C	$135,312,000	$128,617,168	Aaa	AAA	Aaa	AAA	7.65%	8.07%
Class B-1	$22,705,000	$22,705,000	Aa1	AA+	Aa1	AA+	5.95%	6.28%
Class B-2	$26,045,000	$26,045,000	Aa2	AA	Aa2	AA	4.00%	4.22%
Class B-3	$8,682,000	$8,682,000	Aa3	AA-	Aa3(1)	AA-(2)	3.35%	3.53%
Class B-4	$8,014,000	$8,014,000	Aa3	A+	Aa3(1)	A+(2)	2.75%	2.90%
Class B-5	$6,010,000	$6,010,252	A1	A	A3	A-(2)	2.30%	2.43%
Class B-6	$5,342,000	$5,342,502	A2	A-	Baa2	BBB(2)	1.90%	2.00%

(1) These classes are under review for possible downgrade by Moody’s.
(2) These classes are on CreditWatch with negative implications by S&P.

Greenwich Capital Acceptance, Inc.
Depositor

Greenwich Capital Financial Products, Inc.
Sponsor and Seller

HarborView Mortgage Loan Trust 2007-2
Issuing Entity

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

The prospectus supplement dated March 29, 2007 (the “prospectus supplement”) to the prospectus dated March 26, 2007 with respect to the above captioned series is hereby amended and supplemented as follows. These amendments relate to updated mortgage loan data, risk factors, characteristics of the certificates and certain third-party information, in each case, where available and relevant.

Capitalized terms used but not defined in this supplement have the meanings given to them in the prospectus supplement.

April 29, 2008

1. Beginning on page S-15 of the prospectus supplement under the heading “Risk Factors,” the following disclosure is added:

Governmental action may reduce
recoveries on defaulted loans
In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of the servicers to foreclose on defaulted loans. Various jurisdictions have adopted or are currently considering such actions, and the nature or extent of limitations on foreclosure that may be enacted cannot be predicted. Any such governmental actions that interfere with the foreclosure process could affect amounts collected on the mortgage loans, which will negatively affect yields on the offered certificates. In addition, there have been several government and private industry-driven proposals and programs that may impact the timing and processing of foreclosures in the future.

Proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Other legislative or regulatory actions could include limitations on upward adjustment of mortgage loan interest rates, a requirement that servicers undertake loan modification efforts before initiating foreclosure proceedings, actions to insulate the servicers from liability for modification of loans without regard to the terms of the applicable servicing agreement, and other actions that may have the effect of reducing cash flow to certificateholders.

Financial difficulties of and
developments regarding
originators
Recently, many originators and servicers of mortgage loans have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans and claims for repurchases by them of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on mortgage loans originated by them, such as fraud claims. These difficulties have been compounded by a general decline in the willingness by banks and other financial institutions to extend credit to originators and servicers and the resulting disappearance of available credit and liquidity lines to such originators and servicers. Higher delinquencies and defaults may also be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to take mark to market or sale-related losses. An environment inclusive of declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations. In addition, the costs of servicing and advancing on increasingly delinquent mortgage loan portfolios may be rising without a corresponding increase in servicing compensation. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Financial and operational difficulties may have a negative effect on the ability of the servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on sale of underlying properties following foreclosure. In some cases, servicers may become overwhelmed by the number of defaulted loans in their servicing portfolios and may be unable or unwilling to pursue collections or other remedies, or commence foreclosure proceedings on defaulted mortgage loans.

The servicers are generally required to make advances in respect of delinquent payments on mortgage loans. There can be no assurance as to the current or continuing financial condition of the servicers or their ability to access markets for financing such advances. If a servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations. Even if the servicers are able to advance amounts in respect of delinquent mortgage loans, their obligations to make such advances may be limited to the extent that they do not expect to recover such advances due to the deteriorating credit of the delinquent mortgage loans.

As described in the prospectus supplement, the originators are generally required to repurchase or substitute for mortgage loans for certain breaches of representations and warranties made by them with respect to the related mortgage loans. The inability to repurchase or substitute for such defective loans or for any early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

The yield on your securities may be adversely affected if such events impact the originators or the servicers of mortgage loans in the trust fund.

On August 6, 2007, American Home Mortgage Corp., which originated approximately 17% of the mortgage loans, and certain other affiliates each filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

On January 4, 2008, ComUnity Lending, Inc., which originated approximately 3% of the mortgage loans, filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of California.

In addition, approximately 1%, 3%, 1%, 1%, 26% and 15% of the mortgage loans were originated by BankUnited, FSB, Loan Center of California, Inc., Just Mortgage, Inc., The Mortgage Store Financial, Inc., Paul Financial, LLC and Kay-Co Investment Inc. dba Pro30 Funding, respectively.

Each of these entities has either become insolvent or otherwise announced its decision to no longer originate mortgage loans. The inability or limited ability of such companies to honor repurchase or substitution obligations in the event of a material breach of representations or warranties made by it with respect to the mortgage loans may adversely affect the value and performance of the certificates. There can be no assurance as to the current or continuing financial condition of the other originators.

See “Risk Factors—Originators and servicers may be subject to litigation, governmental proceedings or adverse economic conditions” in the prospectus.

If the receipt of liquidation
proceeds is delayed or if the
liquidation proceeds are
less than the mortgage
loan balance, you could
suffer a loss on your
certificates
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

See also “Risk Factors—Legal and other factors could reduce the amount and delay the timing of recoveries on defaulted loans” in the prospectus.

It may be difficult to resell the
offered certificates
Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited secondary market for the offered certificates. In particular, the offered certificates are likely to have declined in value since the closing date and may continue to do so in the future. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

See also “Risk Factors—You may have difficulty selling your securities or obtaining your desired price” in the prospectus.

2. The statistical information presented in the prospectus supplement regarding the mortgage loans was generally accurate as of the cut-off date (or other date specified, if applicable), but this information has changed, and may have changed materially.  Statistical information regarding the mortgage loans as of April 1, 2008 is presented in the tables below. The information with respect to Debt-to-Income Ratios, Original Combined Loan-to-Value Ratios and Credit Scores (in the aggregate and by loan group) is based upon the original data concerning the borrowers and the values of the mortgaged properties available as of the applicable cut-off date. Investors should consider that as of the date of this supplement, a borrower’s financial condition may be worse than the underlying data indicates, such that the debt-to-income ratios may currently be significantly higher and credit scores may currently be significantly lower than they were as of the cut-off date. Similarly, because housing values have declined in many areas of the country, and the decline has been substantial in some cases, the current loan-to value ratios and combined loan-to-value ratios of the mortgage loans in the trust fund are likely to be worse than shown in the tables below.

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of April 1, 2008.

The mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	1	$43,660.55	0.00%	8.000%	345	35.81%	801
50,000.01 - 100,000.00	15	1,216,392.59	0.10	7.822	361	73.16	701
100,000.01 - 150,000.00	77	9,847,778.51	0.78	7.814	347	74.50	716
150,000.01 - 200,000.00	193	34,438,456.45	2.72	7.656	349	76.18	721
200,000.01 - 250,000.00	255	57,280,594.04	4.53	7.725	351	76.52	709
250,000.01 - 300,000.00	298	81,939,960.09	6.47	7.679	353	78.17	712
300,000.01 - 350,000.00	319	103,771,495.56	8.20	7.706	354	77.87	708
350,000.01 - 400,000.00	326	121,958,516.16	9.63	7.738	352	78.49	703
400,000.01 - 450,000.00	337	142,928,610.40	11.29	7.682	357	77.86	710
450,000.01 - 500,000.00	292	138,804,491.56	10.97	7.733	353	78.42	712
500,000.01 - 550,000.00	222	116,164,778.17	9.18	7.639	364	77.44	710
550,000.01 - 600,000.00	132	75,605,711.14	5.97	7.611	356	76.84	720
600,000.01 - 650,000.00	101	62,977,347.77	4.98	7.599	365	77.54	730
650,000.01 - 700,000.00	88	59,309,324.38	4.69	7.688	365	75.89	726
700,000.01 - 750,000.00	41	29,713,784.61	2.35	7.594	371	73.95	715
750,000.01 - 800,000.00	33	25,573,339.29	2.02	7.582	356	76.47	730
800,000.01 - 850,000.00	34	28,058,085.11	2.22	7.764	362	74.96	731
850,000.01 - 900,000.00	21	18,225,465.71	1.44	7.395	350	76.21	709
900,000.01 - 950,000.00	21	19,409,727.15	1.53	7.465	367	74.79	723
950,000.01 - 1,000,000.00	21	20,347,889.23	1.61	7.642	367	77.90	726
1,000,000.01 - and above	80	118,176,972.49	9.34	7.646	357	70.73	716
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The average Stated Principal Balance of the mortgage loans was approximately $435,429 as of April 1, 2008.

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

360	2,646	$1,134,885,089.08	89.66%	7.691%	344	77.16%	712
480	261	130,907,291.88	10.34	7.503	464	73.05	730
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average original term to stated maturity of the mortgage loans was approximately 372 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

301 - 360	2,646	$1,134,885,089.08	89.66%	7.691%	344	77.16%	712
361 and above	261	130,907,291.88	10.34	7.503	464	73.05	730
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average remaining term to stated maturity of the mortgage loans was approximately 357 months as of April 1, 2008.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Condominium	291	$104,947,423.47	8.29%	7.779%	357	77.51%	708
Cooperative	6	581,664.42	0.05	7.549	344	61.59	697
Planned Unit Development	554	247,401,346.62	19.55	7.610	355	77.38	717
Single Family	1,871	827,385,463.73	65.37	7.658	358	76.62	714
Townhouse	11	4,549,228.18	0.36	7.904	344	77.41	702
Two-to-Four Family	174	80,927,254.54	6.39	7.842	355	75.04	716
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

Stated Occupancy Status of the Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	371	$126,119,559.53	9.96%	7.754%	362	74.39%	725
Primary	2,460	1,110,930,877.02	87.77	7.661	357	76.98	713
Second Home	76	28,741,944.41	2.27	7.687	349	77.64	727
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Negam 10/6 MO LIBOR	7	$4,915,903.14	0.39%	7.103%	346	67.58%	748
Negam 5/1 MO LIBOR IO Yr 5-10	49	16,280,793.99	1.29	7.817	345	80.61	673
Negam 5/1 MO MTA	158	66,229,141.63	5.23	7.749	423	71.64	722
Negam 5/1 MO MTA IO Yr 5-10	1,084	465,224,620.42	36.75	7.728	350	77.07	703
Negam 5/6 MO LIBOR IO Yr 5-10	1,602	710,295,403.19	56.11	7.630	356	77.00	721
Negam 7/6 MO LIBOR IO Yr 8-10	7	2,846,518.59	0.22	7.158	346	69.74	744
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

Loan Purposes of the Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	1,169	$508,185,391.17	40.15%	7.564%	362	73.44%	716
Purchase	993	426,641,513.33	33.71	7.828	349	80.27	718
Rate/Term Refinance	745	330,965,476.46	26.15	7.633	359	77.23	705
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alternative Documentation	1	$348,249.91	0.03%	7.500%	346	80.00%	662
Fast Documentation	1	313,699.36	0.02	7.375	347	80.00	639
Full Documentation	356	133,206,453.15	10.52	7.560	354	78.67	709
Limited Documentation	1	378,295.23	0.03	7.875	345	80.00	666
No Income/No Asset	14	5,486,553.34	0.43	7.989	442	66.15	741
No Income/Verified Asset*	1,265	585,082,981.94	46.22	7.660	358	77.08	721
No Documentation	50	16,455,429.87	1.30	7.772	367	72.04	728
Stated Income/Stated Asset	56	20,542,298.69	1.62	7.727	406	71.11	729
Stated Income/Verified Asset	1,163	503,978,419.47	39.82	7.705	353	76.32	706
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	89	$37,791,012.17	2.99%	7.775%	363	75.17%	713
20.01 - 25.00	101	39,775,400.54	3.14	7.540	358	74.93	716
25.01 - 30.00	189	85,881,507.89	6.78	7.680	355	73.89	713
30.01 - 35.00	433	186,491,547.71	14.73	7.501	358	74.73	715
35.01 - 40.00	684	300,147,648.20	23.71	7.563	368	76.36	718
40.01 - 45.00	542	225,650,536.15	17.83	7.644	355	78.06	705
45.01 - 50.00	81	35,437,762.43	2.80	7.640	350	79.21	714
50.01 - 55.00	19	8,883,677.21	0.70	7.616	357	82.44	715
55.01 - 60.00	2	691,961.43	0.05	7.845	344	73.39	664
60.01 and above	1	804,838.06	0.06	7.625	464	73.00	713
None	766	344,236,489.17	27.20	7.882	348	78.00	717
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The non-zero weighted average debt-to-income ratio of the mortgage loans was approximately 36.09% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	66	$21,511,506.87	1.70%	7.254%	372	41.87%	743
50.00 - 54.99	35	13,941,816.60	1.10	7.276	392	52.70	738
55.00 - 59.99	57	29,471,227.29	2.33	7.293	367	56.98	746
60.00 - 64.99	81	39,560,110.09	3.13	7.350	358	62.55	722
65.00 - 69.99	132	73,469,302.07	5.80	7.457	373	67.81	718
70.00 - 74.99	204	108,036,656.54	8.54	7.557	360	72.09	710
75.00 - 79.99	493	223,721,463.00	17.67	7.590	361	77.34	712
80.00	1,620	686,918,250.25	54.27	7.756	353	80.00	713
80.01 - 84.99	18	7,208,324.14	0.57	7.815	344	83.34	689
85.00 - 89.99	45	14,458,259.88	1.14	7.958	344	88.07	688
90.00 - 94.99	94	28,880,103.89	2.28	8.025	346	90.47	704
95.00 - 99.99	22	6,407,006.58	0.51	7.948	357	95.00	701
100.00	40	12,208,353.76	0.96	8.419	344	100.00	726
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average original combined loan-to-value ratio of the mortgage loans was approximately 76.74% as of April 1, 2008.

Geographic Distribution of the Mortgage Loans

Geographic Location	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alabama	6	$1,659,996.25	0.13%	8.046%	345	80.42%	707
Alaska	1	1,419,974.40	0.11	7.375	345	75.00	672
Arizona	152	47,921,224.42	3.79	7.692	349	79.44	711
California	1,808	870,278,928.20	68.75	7.639	362	76.08	718
Colorado	34	12,123,467.25	0.96	7.631	355	80.00	720
Connecticut	10	3,788,900.09	0.30	7.888	343	76.68	733
Delaware	5	1,840,153.69	0.15	8.358	344	92.96	726
District of Columbia	11	5,023,291.76	0.40	7.401	344	72.53	694
Florida	182	67,099,825.88	5.30	7.896	346	77.77	701
Georgia	34	9,366,637.57	0.74	7.885	347	81.67	698
Hawaii	13	5,636,677.23	0.45	7.648	345	72.87	687
Idaho	14	4,401,359.61	0.35	7.763	355	77.82	718
Illinois	35	12,221,453.18	0.97	7.902	349	79.47	683
Indiana	5	2,168,635.91	0.17	8.234	344	81.59	662
Iowa	1	278,552.01	0.02	6.125	346	79.43	792
Kansas	2	545,193.82	0.04	8.042	346	83.32	661
Louisiana	3	1,216,491.87	0.10	7.973	345	79.90	675
Maryland	46	19,542,533.76	1.54	7.568	346	76.22	703
Massachusetts	17	5,880,874.84	0.46	7.877	344	82.28	679
Michigan	16	5,163,750.62	0.41	7.820	345	77.42	680
Minnesota	31	11,214,598.38	0.89	7.895	344	79.50	696
Missouri	2	328,248.60	0.03	8.085	343	79.80	730
Montana	3	1,362,940.83	0.11	7.225	343	71.03	667
Nevada	78	26,433,042.02	2.09	7.810	346	78.03	710
New Jersey	48	16,649,269.36	1.32	7.922	345	79.08	681
New Mexico	12	6,206,388.35	0.49	7.479	347	67.08	762
New York	31	18,392,279.84	1.45	8.084	344	74.03	679
North Carolina	21	11,578,435.05	0.91	7.422	344	75.34	720
Ohio	5	1,061,623.65	0.08	7.460	344	81.98	679
Oklahoma	1	487,207.57	0.04	7.750	346	80.00	720
Oregon	43	11,837,049.90	0.94	7.494	345	78.15	731
Pennsylvania	9	4,027,560.29	0.32	7.721	344	78.47	718
Rhode Island	6	2,440,278.72	0.19	7.707	373	78.74	717
South Carolina	6	2,585,422.45	0.20	7.534	343	79.27	721
Tennessee	4	2,329,150.14	0.18	7.901	344	82.50	741
Texas	11	2,611,559.89	0.21	7.988	345	84.33	706
Utah	23	7,218,304.42	0.57	7.420	344	81.11	732
Virginia	58	21,556,372.04	1.70	7.701	345	78.16	712
Washington	116	38,536,860.21	3.04	7.508	347	79.29	714
Wisconsin	3	973,383.56	0.08	7.920	344	77.61	695
Wyoming	1	384,483.33	0.03	7.250	346	89.97	628
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of mortgage loans by Stated Principal Balance was approximately 1.10% in the 94513 ZIP Code.

Loan Rates of the Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

5.500 - 5.999	2	$758,673.24	0.06%	5.875%	344	53.81%	767
6.000 - 6.499	13	6,724,885.18	0.53	6.280	355	70.70	761
6.500 - 6.999	272	118,696,524.04	9.38	6.789	364	72.14	733
7.000 - 7.499	608	277,532,159.02	21.93	7.227	362	74.62	725
7.500 - 7.999	1,042	457,777,665.03	36.17	7.694	358	76.81	713
8.000 - 8.499	841	355,643,970.44	28.10	8.173	349	79.22	702
8.500 - 8.999	115	42,061,301.81	3.32	8.625	356	82.42	703
9.000 - 9.499	14	6,597,202.20	0.52	9.166	343	82.42	709
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average loan rate of the mortgage loans as of April 1, 2008 was approximately 7.671%.

Maximum Loan Rates of the Mortgage Loans

Maximum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

8.000 - 8.499	1	$269,640.41	0.02%	8.000%	343	80.00%	694
9.000 - 9.499	1	529,630.32	0.04	7.875	464	78.95	801
9.500 - 9.999	644	255,694,572.83	20.20	7.773	355	77.92	693
10.000 - 10.499	2	580,379.84	0.05	7.780	395	80.00	693
10.500 - 10.999	37	10,555,800.25	0.83	7.739	387	78.73	709
11.000 - 11.499	10	5,210,795.45	0.41	6.286	359	70.06	765
11.500 - 11.999	202	89,232,738.65	7.05	6.802	368	72.02	737
12.000 - 12.499	405	184,384,894.46	14.57	7.224	366	74.36	730
12.500 - 12.999	1,110	500,157,124.05	39.51	7.713	354	76.84	717
13.000 - 13.499	466	207,079,498.88	16.36	8.190	351	79.14	709
13.500 - 13.999	28	11,685,638.72	0.92	8.628	388	78.03	715
14.000 - 14.499	1	411,667.10	0.03	9.125	345	80.00	668
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average maximum loan rate of the mortgage loans was approximately 12.121% as of April 1, 2008.

Minimum Loan Rates of the Mortgage Loans

Minimum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	1,584	$650,446,546.73	51.39%	7.766%	345	78.33%	706
2.500 - 2.999	500	238,446,231.62	18.84	7.274	377	74.00	733
3.000 - 3.499	656	307,480,422.14	24.29	7.681	370	73.70	719
3.500 - 3.999	52	30,803,192.14	2.43	7.852	345	78.60	706
4.000 - 4.499	82	28,793,084.26	2.27	8.343	344	90.80	709
4.500 - 4.999	14	5,113,369.21	0.40	8.234	350	93.21	693
5.000 - 5.499	2	577,400.74	0.05	7.542	345	74.99	659
5.500 - 5.999	2	399,319.57	0.03	7.875	345	80.00	743
6.000 - 6.499	7	1,474,720.98	0.12	8.085	344	72.61	696
6.500 - 6.999	3	459,411.49	0.04	8.250	344	78.00	659
7.500 - 7.999	1	202,015.16	0.02	7.875	345	80.00	676
8.000 - 8.499	1	440,706.52	0.03	8.375	345	80.00	720
8.500 - 8.999	3	1,155,960.40	0.09	8.666	345	80.00	704
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average minimum loan rate of the mortgage loans was approximately 2.696% as of April 1, 2008.

Gross Margins of the Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	1,666	$681,521,292.85	53.84%	7.777%	345	78.37%	706
2.500 - 2.999	485	232,172,793.27	18.34	7.263	378	73.84	733
3.000 - 3.499	615	289,673,518.60	22.88	7.651	371	73.33	720
3.500 - 3.999	49	29,841,735.17	2.36	7.886	345	78.74	705
4.000 - 4.499	80	28,190,976.42	2.23	8.368	344	91.12	710
4.500 - 4.999	12	4,392,064.65	0.35	8.334	351	95.52	694
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average gross margin of the mortgage loans was approximately 2.659% as of April 1, 2008.

Credit Scores of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

600 - 624	40	$20,145,067.06	1.59%	8.073%	344	76.55%	622
625 - 649	167	64,199,460.20	5.07	7.903	349	77.90	637
650 - 674	418	170,779,149.73	13.49	7.811	350	77.40	665
675 - 699	582	252,262,848.27	19.93	7.708	355	77.12	687
700 - 724	592	257,632,983.80	20.35	7.680	358	77.55	712
725 - 749	438	199,887,360.04	15.79	7.639	360	77.33	736
750 - 774	327	151,278,807.35	11.95	7.538	362	76.66	761
775 - 799	267	120,132,904.67	9.49	7.487	359	72.97	786
800 and above	69	27,028,415.81	2.14	7.320	374	71.64	806
None	7	2,445,384.03	0.19	7.566	345	73.16	N/A
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average credit score of the mortgage loans with credit scores was approximately 714 as of April 1, 2008.

Original Prepayment Penalty Periods of the Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	514	$219,456,920.41	17.34%	7.564%	347	77.75%	717
7	146	70,723,997.29	5.59	8.039	345	78.63	716
12	523	255,596,423.47	20.19	7.432	365	75.32	721
24	165	78,106,743.14	6.17	7.775	354	76.75	712
30	1	125,402.45	0.01	8.125	346	80.00	710
36	1,558	641,782,894.20	50.70	7.750	359	76.74	710
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

Negative Amortization Limits of the Mortgage Loans

Negative Amortization Limit (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

110	273	$119,936,953.82	9.48%	7.463%	345	76.50%	710
115	1,998	836,933,462.05	66.12	7.698	354	77.75	712
120	636	308,921,965.09	24.41	7.681	368	74.09	720
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

Months to Next Payment Adjustment Date of the Mortgage Loans

Months to Next Payment Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

1	1	$643,698.88	0.05%	6.875%	463	79.09%	755
2	3	1,065,656.18	0.08	7.592	344	77.26	699
3	1	232,609.07	0.02	7.375	345	80.00	731
4	1	497,117.58	0.04	7.432	340	80.00	740
6	2	1,787,342.87	0.14	7.751	342	75.62	764
8	2	761,897.89	0.06	7.936	404	80.00	685
9	1	416,358.64	0.03	7.625	465	57.24	747
39	6	1,888,024.95	0.15	7.130	339	72.75	724
40	11	5,952,719.09	0.47	7.850	340	80.67	742
41	41	15,945,210.67	1.26	8.200	341	78.18	698
42	72	25,182,879.87	1.99	7.778	350	78.72	699
43	468	205,501,981.96	16.24	7.682	355	77.56	712
44	930	410,360,132.07	32.42	7.647	359	75.78	718
45	678	297,143,611.04	23.47	7.666	358	77.07	715
46	518	220,001,811.64	17.38	7.661	357	77.16	715
47	157	70,243,811.16	5.55	7.743	355	76.84	692
48	1	405,095.67	0.03	7.875	348	80.00	678
68	2	716,364.46	0.06	7.582	344	70.66	726
70	2	1,024,132.44	0.08	7.035	346	58.76	782
71	3	1,106,021.69	0.09	6.998	347	79.30	722
104	1	307,318.43	0.02	6.500	344	28.30	812
105	2	999,832.12	0.08	7.746	345	75.90	729
106	3	3,110,145.46	0.25	6.831	346	66.79	761
107	1	498,607.13	0.04	7.875	347	80.00	665
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average months to next payment adjustment of the mortgage loans was approximately 45 months as of April 1, 2008.

Months to Next Rate Adjustment Date of the Mortgage Loans

Months to Next Rate Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

39	6	$1,888,024.95	0.15%	7.130%	339	72.75%	724
40	12	6,449,836.67	0.51	7.818	340	80.62	742
41	41	15,945,210.67	1.26	8.200	341	78.18	698
42	74	26,970,222.74	2.13	7.776	349	78.51	704
43	469	206,145,680.84	16.29	7.679	355	77.57	712
44	935	412,187,686.14	32.56	7.648	359	75.79	718
45	680	297,792,578.75	23.53	7.666	358	77.04	715
46	518	220,001,811.64	17.38	7.661	357	77.16	715
47	157	70,243,811.16	5.55	7.743	355	76.84	692
48	1	405,095.67	0.03	7.875	348	80.00	678
68	2	716,364.46	0.06	7.582	344	70.66	726
70	2	1,024,132.44	0.08	7.035	346	58.76	782
71	3	1,106,021.69	0.09	6.998	347	79.30	722
104	1	307,318.43	0.02	6.500	344	28.30	812
105	2	999,832.12	0.08	7.746	345	75.90	729
106	3	3,110,145.46	0.25	6.831	346	66.79	761
107	1	498,607.13	0.04	7.875	347	80.00	665
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

The weighted average months to next rate adjustment of the mortgage loans was approximately 45 month as of April 1, 2008.

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	93	$40,065,530.72	3.17%	7.923%	347	79.50%	697
60 - 89 Days	62	26,038,367.30	2.06	7.870	354	80.34	706
90+ Days	69	30,588,700.66	2.42	7.876	347	78.12	703
Current	2,420	1,038,934,776.50	82.08	7.610	359	76.17	717
Foreclosure	173	84,990,579.67	6.71	7.968	346	79.10	703
REO	90	45,174,426.11	3.57	8.039	347	79.92	707
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

30-59 Day Delinquencies of the Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,404	$1,030,210,179.01	81.39%	7.608%	359	76.19%	717
1	387	179,958,406.37	14.22	7.955	347	79.46	702
2	80	38,583,448.39	3.05	7.962	353	78.32	705
3	26	12,602,341.06	1.00	7.808	352	77.82	689
4	2	813,787.63	0.06	8.143	345	80.00	663
5	5	1,803,512.23	0.14	7.923	344	80.00	695
6	2	1,591,444.90	0.13	7.792	344	72.01	690
7	1	229,261.37	0.02	8.125	344	80.00	667
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

60-89 Day Delinquencies of the Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,523	$1,085,190,881.48	85.73%	7.624%	358	76.30%	716
1	352	165,044,996.52	13.04	7.959	348	79.33	705
2	19	10,281,725.10	0.81	7.727	344	78.86	714
3	10	4,088,393.66	0.32	8.298	345	80.89	690
4	3	1,186,384.20	0.09	7.904	346	80.00	679
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

90+ Day Delinquencies of the Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,735	$1,184,846,428.07	93.61%	7.652%	358	76.59%	715
1	77	35,697,133.98	2.82	7.959	346	79.57	704
2	50	26,250,225.58	2.07	8.040	345	78.54	699
3	18	8,324,023.03	0.66	7.852	345	79.65	705
4	13	5,281,497.50	0.42	8.042	350	73.48	717
5	4	1,498,692.93	0.12	7.826	344	80.00	668
6	7	2,829,755.07	0.22	8.006	344	78.73	695
7	1	471,829.75	0.04	6.000	344	80.00	704
8	2	592,795.05	0.05	6.930	345	80.00	674
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

Foreclosure Status of the Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,627	$1,126,839,754.86	89.02%	7.633%	358	76.43%	715
1	38	16,470,780.29	1.30	7.965	350	79.93	704
2	51	24,334,491.29	1.92	7.914	344	78.80	712
3	40	22,355,533.20	1.77	8.035	350	78.52	691
4	86	41,895,625.57	3.31	7.981	347	79.80	708
5	43	23,528,332.88	1.86	8.091	344	78.97	714
6	11	3,936,166.51	0.31	7.904	345	80.92	676
7	4	1,771,199.30	0.14	8.069	345	82.42	740
8	4	1,954,710.37	0.15	7.797	344	80.00	685
10	3	2,705,786.69	0.21	7.682	345	70.92	708
Total	2,907	$1,265,792,380.96	100.00%	7.671%	357	76.74%	714

Group 1 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 mortgage loans as of April 1, 2008.

The group 1 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 1 Mortgage Loans

Stated Principal Balance ($)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	1	$43,660.55	0.01%	8.000%	345	35.81%	801
50,000.01 - 100,000.00	12	968,926.64	0.29	7.710	365	71.88	701
100,000.01 - 150,000.00	52	6,584,849.99	1.97	7.804	348	71.19	718
150,000.01 - 200,000.00	124	22,012,896.78	6.59	7.610	351	75.61	721
200,000.01 - 250,000.00	173	38,810,561.34	11.63	7.656	353	74.65	707
250,000.01 - 300,000.00	188	51,685,268.63	15.48	7.639	357	76.55	713
300,000.01 - 350,000.00	185	60,212,252.71	18.04	7.668	359	76.07	707
350,000.01 - 400,000.00	177	66,143,096.95	19.82	7.653	357	76.91	703
400,000.01 - 450,000.00	163	68,415,384.22	20.50	7.614	360	76.67	715
450,000.01 - 500,000.00	12	5,801,882.01	1.74	7.744	364	76.02	722
500,000.01 - 550,000.00	14	7,297,910.33	2.19	7.583	379	74.25	729
550,000.01 - 600,000.00	2	1,173,480.05	0.35	7.875	343	80.00	690
600,000.01 - 650,000.00	3	1,870,615.30	0.56	7.427	385	72.47	718
650,000.01 - 700,000.00	3	1,982,477.36	0.59	7.581	345	68.74	722
750,000.01 - 800,000.00	1	784,619.48	0.24	7.375	344	50.00	775
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The average Stated Principal Balance of the Group 1 mortgage loans was approximately $300,710 as of April 1, 2008.

Original Terms to Stated Maturity of the Group 1 Mortgage Loans

Original Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

360	996	$296,568,329.88	88.85%	7.642%	344	76.50%	709
480	114	37,219,552.46	11.15	7.668	465	71.76	728
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average original term to stated maturity of the Group 1 mortgage loans was approximately 373 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Group 1 Mortgage Loans

Remaining Terms (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

301 - 360	996	$296,568,329.88	88.85%	7.642%	344	76.50%	709
361 and above	114	37,219,552.46	11.15	7.668	465	71.76	728
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average remaining term to stated maturity of the Group 1 mortgage loans was approximately 358 months as of April 1, 2008.

Property Types of the Group 1 Mortgage Loans

Property Types	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Condominium	136	$37,125,782.64	11.12%	7.695%	362	77.77%	712
Cooperative	5	511,632.67	0.15	7.471	344	59.07	697
Planned Unit Development	195	55,106,643.78	16.51	7.604	350	77.75	719
Single Family	690	206,796,675.37	61.95	7.627	358	75.61	708
Townhouse	7	2,026,592.21	0.61	8.355	344	76.57	675
Two-to-Four Family	77	32,220,555.67	9.65	7.726	362	73.40	716
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

Stated Occupancy Status of the Group 1 Mortgage Loans*

Stated Occupancy Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	218	$60,553,204.03	18.14%	7.692%	363	74.30%	726
Primary	853	262,104,420.82	78.52	7.634	357	76.17	707
Second Home	39	11,130,257.49	3.33	7.628	352	80.36	737
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Group 1 Mortgage Loans

Product Type	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Negam 10/6 MO LIBOR	4	$1,712,444.08	0.51%	7.553%	345	66.14%	739
Negam 5/1 MO LIBOR IO Yr 5-10	19	5,196,043.28	1.56	7.922	343	81.42	671
Negam 5/1 MO MTA	100	29,716,311.02	8.90	7.895	413	71.49	720
Negam 5/1 MO MTA IO Yr 5-10	510	147,525,860.67	44.20	7.740	347	77.62	700
Negam 5/6 MO LIBOR IO Yr 5-10	473	148,321,787.15	44.44	7.493	357	75.15	721
Negam 7/6 MO LIBOR IO Yr 8-10	4	1,315,436.14	0.39	7.422	346	76.64	727
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

Loan Purposes of the Group 1 Mortgage Loans

Loan Purpose	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	656	$198,747,506.01	59.54%	7.576%	359	73.59%	714
Purchase	80	20,613,903.65	6.18	7.844	362	84.65	733
Rate/Term Refinance	374	114,426,472.68	34.28	7.728	355	78.54	703
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

Documentation Programs of the Group 1 Mortgage Loans

Documentation	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alternative Documentation	1	$348,249.91	0.10%	7.500%	346	80.00%	662
Fast Documentation	1	313,699.36	0.09	7.375	347	80.00	639
Full Documentation	200	53,390,221.43	16.00	7.530	353	78.48	707
Limited Documentation	1	378,295.23	0.11	7.875	345	80.00	666
No Income/No Asset	10	3,384,292.31	1.01	8.280	434	65.92	733
No Income/Verified Asset*	345	111,023,965.14	33.26	7.552	361	75.30	721
No Documentation	33	8,918,209.82	2.67	7.769	369	73.73	730
Stated Income/Stated Asset	32	9,188,467.49	2.75	7.750	402	69.37	715
Stated Income/Verified Asset	487	146,842,481.65	43.99	7.728	351	76.32	703
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Group 1 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	53	$14,315,157.07	4.29%	7.734%	369	74.66%	718
20.01 - 25.00	54	15,122,046.02	4.53	7.615	347	76.08	718
25.01 - 30.00	101	27,565,942.81	8.26	7.648	354	75.88	709
30.01 - 35.00	197	56,526,753.56	16.93	7.575	356	75.20	714
35.01 - 40.00	291	88,183,211.64	26.42	7.604	369	75.07	716
40.01 - 45.00	199	63,038,022.81	18.89	7.629	351	77.48	702
45.01 - 50.00	39	11,796,671.83	3.53	7.638	347	80.67	708
50.01 - 55.00	9	2,376,373.93	0.71	7.888	357	87.05	695
None	167	54,863,702.67	16.44	7.774	354	75.36	710
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The non-zero weighted average debt-to-income ratio of the Group 1 mortgage loans was approximately 35.43% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	45	$9,638,813.57	2.89%	7.271%	372	41.78%	741
50.00 - 54.99	24	6,877,718.35	2.06	7.327	368	51.89	740
55.00 - 59.99	32	10,056,832.17	3.01	7.279	371	57.56	725
60.00 - 64.99	50	15,751,496.56	4.72	7.293	362	62.33	721
65.00 - 69.99	57	16,896,822.72	5.06	7.499	374	67.75	714
70.00 - 74.99	101	30,098,500.97	9.02	7.494	355	72.27	716
75.00 - 79.99	224	68,462,673.95	20.51	7.617	361	77.36	714
80.00	458	144,749,105.03	43.37	7.721	355	80.00	705
80.01 - 84.99	8	2,074,350.01	0.62	8.008	343	83.83	690
85.00 - 89.99	28	7,293,500.05	2.19	7.932	343	87.30	692
90.00 - 94.99	59	15,568,878.15	4.66	7.994	345	90.60	704
95.00 - 99.99	9	2,170,003.68	0.65	8.311	343	95.00	688
100.00	15	4,149,187.13	1.24	8.397	344	100.00	702
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average original combined loan-to-value ratio of the Group 1 mortgage loans was approximately 75.97% as of April 1, 2008.

Geographic Distribution of the Group 1 Mortgage Loans

Geographic Location	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alabama	2	$254,304.04	0.08%	8.206%	342	87.80%	653
Arizona	76	19,098,439.92	5.72	7.636	349	80.04	716
California	563	192,191,964.01	57.58	7.602	365	74.14	715
Colorado	21	4,745,387.53	1.42	7.640	344	80.94	717
Connecticut	7	1,229,553.75	0.37	7.622	344	69.82	700
Delaware	1	343,716.99	0.10	7.750	343	82.00	753
District of Columbia	5	1,403,996.17	0.42	7.181	344	55.87	685
Florida	82	19,255,200.79	5.77	7.870	347	78.84	701
Georgia	15	3,022,360.27	0.91	7.894	350	83.39	702
Hawaii	10	3,702,930.70	1.11	7.672	344	78.04	678
Idaho	6	1,141,033.54	0.34	7.699	366	81.47	743
Illinois	22	6,502,027.21	1.95	7.936	352	81.22	686
Indiana	4	1,062,806.87	0.32	8.087	342	83.25	700
Kansas	2	545,193.82	0.16	8.042	346	83.32	661
Louisiana	1	239,432.75	0.07	7.625	345	80.00	642
Maryland	21	6,198,698.26	1.86	7.499	348	76.84	702
Massachusetts	8	2,233,428.77	0.67	7.771	343	77.53	671
Michigan	7	1,069,059.11	0.32	7.892	343	84.38	671
Minnesota	17	4,825,184.18	1.45	7.968	344	81.70	695
Missouri	2	328,248.60	0.10	8.085	343	79.80	730
Montana	1	316,708.95	0.09	7.000	339	75.00	766
Nevada	44	11,611,597.60	3.48	7.879	347	78.37	706
New Jersey	28	8,284,359.69	2.48	7.869	344	79.51	674
New Mexico	9	1,826,088.12	0.55	7.154	355	82.87	728
New York	14	4,936,856.08	1.48	7.686	344	69.13	698
North Carolina	8	2,766,052.01	0.83	7.250	344	77.06	765
Ohio	3	447,512.48	0.13	7.547	344	83.15	682
Oregon	23	5,592,294.42	1.68	7.424	344	76.64	728
Pennsylvania	4	666,435.63	0.20	7.887	343	77.30	704
Rhode Island	5	1,623,082.69	0.49	7.748	388	80.62	703
South Carolina	2	354,061.73	0.11	7.057	343	76.64	717
Tennessee	3	638,817.41	0.19	7.572	345	89.12	704
Texas	4	966,260.58	0.29	8.277	344	88.37	699
Utah	12	2,476,376.33	0.74	7.436	345	79.08	730
Virginia	26	7,653,365.04	2.29	7.633	346	74.32	716
Washington	51	14,180,900.63	4.25	7.534	351	78.03	718
Wisconsin	1	54,145.67	0.02	6.750	344	37.06	800
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of Group 1 mortgage loans by Stated Principal Balance was approximately 0.94% in the 94565 ZIP Code.

Loan Rates of the Group 1 Mortgage Loans

Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

5.500 - 5.999	1	$421,929.13	0.13%	5.875%	343	53.88%	811
6.000 - 6.499	4	1,139,336.48	0.34	6.241	345	66.66	737
6.500 - 6.999	118	35,527,023.13	10.64	6.781	361	68.84	728
7.000 - 7.499	247	76,412,156.53	22.89	7.227	355	73.70	721
7.500 - 7.999	414	125,290,852.30	37.54	7.702	359	76.69	710
8.000 - 8.499	265	77,037,944.92	23.08	8.156	356	78.98	698
8.500 - 8.999	54	15,410,689.80	4.62	8.602	362	82.73	695
9.000 - 9.499	7	2,547,950.05	0.76	9.097	344	84.34	693
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average loan rate of the Group 1 mortgage loans as of April 1, 2008 was approximately 7.645%.

Maximum Loan Rates of the Group 1 Mortgage Loans

Maximum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

8.000 - 8.499	1	$269,640.41	0.08%	8.000%	343	80.00%	694
9.000 - 9.499	1	529,630.32	0.16	7.875	464	78.95	801
9.500 - 9.999	234	69,646,013.91	20.87	7.882	350	78.80	683
10.000 - 10.499	1	339,033.17	0.10	7.000	345	80.00	720
10.500 - 10.999	31	7,387,045.80	2.21	7.784	389	78.81	710
11.000 - 11.499	4	1,139,336.48	0.34	6.241	345	66.66	737
11.500 - 11.999	81	24,608,581.13	7.37	6.794	368	68.06	735
12.000 - 12.499	147	47,122,593.30	14.12	7.238	360	73.19	729
12.500 - 12.999	503	148,439,211.72	44.47	7.678	353	76.52	714
13.000 - 13.499	98	30,563,388.22	9.16	8.167	367	77.02	711
13.500 - 13.999	9	3,743,407.88	1.12	8.500	421	76.44	733
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average maximum loan rate of the Group 1 mortgage loans was approximately 12.049% as of April 1, 2008.

Minimum Loan Rates of the Group 1 Mortgage Loans

Minimum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	448	$138,297,178.10	41.43%	7.676%	344	77.37%	698
2.500 - 2.999	230	70,688,404.90	21.18	7.393	372	73.71	734
3.000 - 3.499	347	102,113,930.95	30.59	7.684	369	72.75	714
3.500 - 3.999	31	8,263,400.72	2.48	7.728	349	84.07	723
4.000 - 4.499	38	10,424,616.48	3.12	8.256	344	92.36	702
4.500 - 4.999	8	2,450,947.85	0.73	8.313	344	97.05	702
5.500 - 5.999	1	183,694.13	0.06	7.875	344	80.00	705
6.000 - 6.499	4	906,297.72	0.27	8.091	344	81.06	678
6.500 - 6.999	3	459,411.49	0.14	8.250	344	78.00	659
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average minimum loan rate of the Group 1 mortgage loans was approximately 2.800% as of April 1, 2008.

Gross Margins of the Group 1 Mortgage Loans

Gross Margin (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	467	$143,407,370.25	42.96%	7.680%	344	77.39%	698
2.500 - 2.999	227	69,824,251.83	20.92	7.390	372	73.63	734
3.000 - 3.499	342	100,540,941.58	30.12	7.680	369	72.65	714
3.500 - 3.999	30	7,900,010.63	2.37	7.773	349	84.99	724
4.000 - 4.499	37	10,025,578.54	3.00	8.301	344	93.10	703
4.500 - 4.999	7	2,089,729.51	0.63	8.389	344	100.00	703
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average gross margin of the Group 1 mortgage loans was approximately 2.768% as of April 1, 2008.

Credit Scores of the Group 1 Mortgage Loans

Credit Score	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

600 - 624	19	$5,391,161.97	1.62%	7.998%	344	82.00%	621
625 - 649	77	22,391,206.55	6.71	7.865	347	78.67	638
650 - 674	164	49,132,049.52	14.72	7.822	344	77.30	664
675 - 699	223	68,885,943.73	20.64	7.613	356	75.89	687
700 - 724	226	68,580,603.19	20.55	7.675	366	76.77	711
725 - 749	145	43,559,005.13	13.05	7.595	364	76.38	737
750 - 774	113	35,392,136.30	10.60	7.524	359	75.69	761
775 - 799	111	32,036,832.84	9.60	7.445	360	71.63	786
800 and above	32	8,418,943.11	2.52	7.332	368	66.92	807
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average credit score of the Group 1 mortgage loans was approximately 711 as of April 1, 2008.

Original Prepayment Penalty Periods of the Group 1 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	193	$55,143,418.36	16.52%	7.530%	348	77.51%	707
7	22	7,701,244.08	2.31	7.791	344	76.08	706
12	183	57,792,410.39	17.31	7.425	354	76.28	711
24	81	24,687,928.89	7.40	7.714	360	76.34	719
36	631	188,462,880.62	56.46	7.731	362	75.38	711
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

Negative Amortization Limits of the Group 1 Mortgage Loans

Negative Amortization Limits (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

110	115	$37,977,901.71	11.38%	7.375%	345	74.55%	713
115	652	194,194,825.90	58.18	7.666	356	77.35	708
120	343	101,615,154.73	30.44	7.705	366	73.87	716
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

Months to Next Payment Adjustment Date of the Group 1 Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2	2	$562,494.15	0.17%	7.675%	344	77.87%	705
3	1	232,609.07	0.07	7.375	345	80.00	731
6	1	358,952.83	0.11	8.250	342	79.99	706
8	2	761,897.89	0.23	7.936	404	80.00	685
9	1	416,358.64	0.12	7.625	465	57.24	747
39	6	1,888,024.95	0.57	7.130	339	72.75	724
40	4	1,324,012.59	0.40	7.873	340	80.80	727
41	22	5,842,787.57	1.75	8.246	341	78.75	670
42	50	14,663,842.92	4.39	7.901	342	79.56	685
43	212	60,476,281.68	18.12	7.655	347	77.13	704
44	386	119,231,765.14	35.72	7.654	363	75.38	714
45	253	75,005,769.72	22.47	7.587	361	75.71	716
46	129	39,408,370.97	11.81	7.505	357	74.69	720
47	32	10,181,738.33	3.05	7.790	368	77.71	702
48	1	405,095.67	0.12	7.875	348	80.00	678
68	1	436,109.68	0.13	7.875	344	77.94	681
70	1	246,343.30	0.07	6.750	346	68.86	787
71	2	632,983.16	0.19	7.371	347	78.78	736
104	1	307,318.43	0.09	6.500	344	28.30	812
105	2	999,832.12	0.30	7.746	345	75.90	729
106	1	405,293.53	0.12	7.875	346	70.73	709
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average months to next payment adjustment of the Group 1 mortgage loans was approximately 44 months as of April 1, 2008.

Months to Next Rate Adjustment Date of the Group 1 Mortgage Loans

Months to Next Rate Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

39	6	$1,888,024.95	0.57%	7.130%	339	72.75%	724
40	4	1,324,012.59	0.40	7.873	340	80.80	727
41	22	5,842,787.57	1.75	8.246	341	78.75	670
42	51	15,022,795.75	4.50	7.909	342	79.57	685
43	212	60,476,281.68	18.12	7.655	347	77.13	704
44	390	120,556,157.18	36.12	7.655	363	75.42	714
45	255	75,654,737.43	22.67	7.587	362	75.62	716
46	129	39,408,370.97	11.81	7.505	357	74.69	720
47	32	10,181,738.33	3.05	7.790	368	77.71	702
48	1	405,095.67	0.12	7.875	348	80.00	678
68	1	436,109.68	0.13	7.875	344	77.94	681
70	1	246,343.30	0.07	6.750	346	68.86	787
71	2	632,983.16	0.19	7.371	347	78.78	736
104	1	307,318.43	0.09	6.500	344	28.30	812
105	2	999,832.12	0.30	7.746	345	75.90	729
106	1	405,293.53	0.12	7.875	346	70.73	709
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

The weighted average months to next rate adjustment of the Group 1 mortgage loans was approximately 45 months as of April 1, 2008.

Delinquency Status of the Group 1 Mortgage Loans

Delinquency Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	22	$6,832,651.25	2.05%	7.888%	351	78.76%	677
60 - 89 Days	19	5,378,121.41	1.61	7.825	348	81.75	681
90+ Days	18	4,888,251.37	1.46	7.970	348	81.12	677
Current	989	295,513,069.60	88.53	7.616	359	75.38	714
Foreclosure	44	14,666,657.66	4.39	7.807	350	80.44	701
REO	18	6,509,131.05	1.95	7.929	344	81.39	679
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

30-59 Day Delinquencies of the Group 1 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	979	$292,568,854.01	87.65%	7.614%	359	75.42%	714
1	104	32,977,197.39	9.88	7.845	349	80.42	692
2	18	5,234,728.97	1.57	7.835	357	76.78	682
3	7	2,379,084.08	0.71	8.038	344	78.82	651
5	1	398,756.52	0.12	8.250	344	80.00	643
7	1	229,261.37	0.07	8.125	344	80.00	667
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

60-89 Day Delinquencies of the Group 1 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,020	$305,471,359.03	91.52%	7.624%	358	75.52%	713
1	87	27,634,017.15	8.28	7.856	349	80.69	692
2	1	196,273.58	0.06	8.500	342	85.00	637
3	1	363,955.47	0.11	8.375	341	90.00	638
4	1	122,277.11	0.04	7.875	343	80.00	623
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

90+ Day Delinquencies of the Group 1 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,067	$320,016,381.49	95.87%	7.635%	358	75.77%	712
1	14	4,624,131.14	1.39	7.853	344	82.34	684
2	12	3,906,367.29	1.17	7.940	344	81.86	691
3	5	1,693,571.27	0.51	7.806	344	79.86	682
4	5	1,369,105.95	0.41	8.164	361	78.86	677
5	2	693,024.93	0.21	7.563	344	80.00	651
6	4	1,398,236.11	0.42	7.725	344	75.18	692
8	1	87,064.16	0.03	7.250	343	80.00	620
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

Foreclosure Status of the Group 1 Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,044	$311,657,878.26	93.37%	7.630%	358	75.63%	712
1	9	2,704,989.26	0.81	8.012	344	78.08	690
2	12	3,971,736.58	1.19	7.883	344	80.86	705
3	15	4,704,646.04	1.41	7.899	344	82.81	687
4	21	7,525,117.51	2.25	7.750	355	79.68	691
5	4	1,467,096.05	0.44	7.769	344	81.90	727
6	4	1,327,617.89	0.40	7.919	344	80.74	655
7	1	428,800.75	0.13	7.875	344	90.00	721
Total	1,110	$333,787,882.34	100.00%	7.645%	358	75.97%	711

Group 2 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 mortgage loans as of April 1, 2008.

The group 2 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 2 Mortgage Loans

Stated Principal Balance ($)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

50,000.01 - 100,000.00	3	$247,465.95	0.03%	8.260%	344	78.19%	699
100,000.01 - 150,000.00	25	3,262,928.52	0.35	7.835	344	81.16	713
150,000.01 - 200,000.00	69	12,425,559.67	1.33	7.736	347	77.19	721
200,000.01 - 250,000.00	82	18,470,032.70	1.98	7.870	346	80.46	712
250,000.01 - 300,000.00	110	30,254,691.46	3.25	7.749	345	80.92	711
300,000.01 - 350,000.00	134	43,559,242.85	4.67	7.757	347	80.36	709
350,000.01 - 400,000.00	149	55,815,419.21	5.99	7.838	346	80.35	702
400,000.01 - 450,000.00	174	74,513,226.18	7.99	7.745	354	78.96	706
450,000.01 - 500,000.00	280	133,002,609.55	14.27	7.732	352	78.52	712
500,000.01 - 550,000.00	208	108,866,867.84	11.68	7.643	363	77.66	709
550,000.01 - 600,000.00	130	74,432,231.09	7.99	7.606	357	76.79	720
600,000.01 - 650,000.00	98	61,106,732.47	6.56	7.604	364	77.70	731
650,000.01 - 700,000.00	85	57,326,847.02	6.15	7.692	366	76.14	726
700,000.01 - 750,000.00	41	29,713,784.61	3.19	7.594	371	73.95	715
750,000.01 - 800,000.00	32	24,788,719.81	2.66	7.589	356	77.31	728
800,000.01 - 850,000.00	34	28,058,085.11	3.01	7.764	362	74.96	731
850,000.01 - 900,000.00	21	18,225,465.71	1.96	7.395	350	76.21	709
900,000.01 - 950,000.00	21	19,409,727.15	2.08	7.465	367	74.79	723
950,000.01 - 1,000,000.00	21	20,347,889.23	2.18	7.642	367	77.90	726
1,000,000.01 and above	80	118,176,972.49	12.68	7.646	357	70.73	716
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The average Stated Principal Balance of the Group 2 mortgage loans was approximately $518,645 as of April 1, 2008.

Original Terms to Stated Maturity of the Group 2 Mortgage Loans

Original Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

360	1,650	$838,316,759.20	89.95%	7.708%	345	77.39%	714
480	147	93,687,739.42	10.05	7.437	464	73.57	731
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average original term to stated maturity of the Group 2 mortgage loans was approximately 372 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Group 2 Mortgage Loans

Remaining Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

301 - 360	1,650	$838,316,759.20	89.95%	7.708%	345	77.39%	714
361 and above	147	93,687,739.42	10.05	7.437	464	73.57	731
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average remaining term to stated maturity of the Group 2 mortgage loans was approximately 357 months as of April 1, 2008.

Property Types of the Group 2 Mortgage Loans

Property Types	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Condominium	155	$67,821,640.83	7.28%	7.825%	354	77.37%	706
Cooperative	1	70,031.75	0.01	8.125	345	80.00	698
Planned Unit Development	359	192,294,702.84	20.63	7.611	356	77.28	716
Single Family	1,181	620,588,788.36	66.59	7.668	358	76.95	716
Townhouse	4	2,522,635.97	0.27	7.542	344	78.09	723
Two-to-Four Family	97	48,706,698.87	5.23	7.919	350	76.12	716
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

Stated Occupancy Status of the Group 2 Mortgage Loans*

Stated Occupancy Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	153	$65,566,355.50	7.03%	7.812%	360	74.48%	724
Primary	1,607	848,826,456.20	91.08	7.670	357	77.23	715
Second Home	37	17,611,686.92	1.89	7.725	347	75.92	720
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Group 2 Mortgage Loans

Product Type	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Negam 10/6 MO LIBOR	3	$3,203,459.06	0.34%	6.862%	346	68.35%	752
Negam 5/1 MO LIBOR IO Yr 5-10	30	11,084,750.71	1.19	7.767	345	80.23	675
Negam 5/1 MO MTA	58	36,512,830.61	3.92	7.631	431	71.77	724
Negam 5/1 MO MTA IO Yr 5-10	574	317,698,759.75	34.09	7.722	352	76.81	705
Negam 5/6 MO LIBOR IO Yr 5-10	1,129	561,973,616.04	60.30	7.666	355	77.49	721
Negam 7/6 MO LIBOR IO Yr 8-10	3	1,531,082.45	0.16	6.932	346	63.80	759
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

Loan Purposes of the Group 2 Mortgage Loans

Purpose	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	513	$309,437,885.16	33.20%	7.556%	364	73.35%	718
Purchase	913	406,027,609.68	43.56	7.827	348	80.05	718
Rate/Term Refinance	371	216,539,003.78	23.23	7.584	362	76.55	706
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

Documentation Programs of the Group 2 Mortgage Loans

Documentation	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Full Documentation	156	$79,816,231.72	8.56%	7.580%	354	78.79%	711
No Income/No Asset	4	2,102,261.03	0.23	7.521	454	66.52	754
No Income/Verified Asset*	920	474,059,016.80	50.86	7.685	357	77.50	721
No Documentation	17	7,537,220.05	0.81	7.775	365	70.03	726
Stated Income/Stated Asset	24	11,353,831.20	1.22	7.709	410	72.52	740
Stated Income/Verified Asset	676	357,135,937.82	38.32	7.696	354	76.32	708
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Group 2 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	36	$23,475,855.10	2.52%	7.800%	359	75.49%	711
20.01 - 25.00	47	24,653,354.52	2.65	7.493	365	74.22	716
25.01 - 30.00	88	58,315,565.08	6.26	7.695	355	72.94	715
30.01 - 35.00	236	129,964,794.15	13.94	7.469	360	74.52	715
35.01 - 40.00	393	211,964,436.56	22.74	7.546	367	76.89	719
40.01 - 45.00	343	162,612,513.34	17.45	7.649	357	78.28	706
45.01 - 50.00	42	23,641,090.60	2.54	7.640	351	78.48	717
50.01 - 55.00	10	6,507,303.28	0.70	7.516	357	80.76	722
55.01 - 60.00	2	691,961.43	0.07	7.845	344	73.39	664
60.01 and above	1	804,838.06	0.09	7.625	464	73.00	713
None	599	289,372,786.50	31.05	7.902	347	78.50	718
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The non-zero weighted average debt-to-income ratio of the Group 2 mortgage loans was approximately 36.38% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans

Original Combined Loan-to-Value Ratios (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	21	$11,872,693.30	1.27%	7.240%	372	41.94%	744
50.00 - 54.99	11	7,064,098.25	0.76	7.226	415	53.48	735
55.00 - 59.99	25	19,414,395.12	2.08	7.300	364	56.67	757
60.00 - 64.99	31	23,808,613.53	2.55	7.388	356	62.70	722
65.00 - 69.99	75	56,572,479.35	6.07	7.444	373	67.83	719
70.00 - 74.99	103	77,938,155.57	8.36	7.581	362	72.02	708
75.00 - 79.99	269	155,258,789.05	16.66	7.577	361	77.33	712
80.00	1,162	542,169,145.22	58.17	7.766	352	80.00	715
80.01 - 84.99	10	5,133,974.13	0.55	7.736	345	83.14	688
85.00 - 89.99	17	7,164,759.83	0.77	7.984	344	88.84	684
90.00 - 94.99	35	13,311,225.74	1.43	8.061	347	90.31	704
95.00 - 99.99	13	4,237,002.90	0.45	7.762	364	95.00	708
100.00	25	8,059,166.63	0.86	8.430	344	100.00	738
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average original combined loan-to-value ratio of the Group 2 mortgage loans was approximately 77.00% as of April 1, 2008.

Geographic Distribution of the Group 2 Mortgage Loans

Geographic Location	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alabama	4	$1,405,692.21	0.15%	8.016%	345	79.09%	716
Alaska	1	1,419,974.40	0.15	7.375	345	75.00	672
Arizona	76	28,822,784.50	3.09	7.729	348	79.04	707
California	1,245	678,086,964.19	72.76	7.650	361	76.63	719
Colorado	13	7,378,079.72	0.79	7.625	362	79.40	722
Connecticut	3	2,559,346.34	0.27	8.015	343	79.98	749
Delaware	4	1,496,436.70	0.16	8.498	345	95.47	719
District of Columbia	6	3,619,295.59	0.39	7.486	345	78.99	697
Florida	100	47,844,625.09	5.13	7.907	346	77.34	701
Georgia	19	6,344,277.30	0.68	7.881	345	80.86	696
Hawaii	3	1,933,746.53	0.21	7.601	345	62.97	703
Idaho	8	3,260,326.07	0.35	7.785	351	76.54	708
Illinois	13	5,719,425.97	0.61	7.863	345	77.48	681
Indiana	1	1,105,829.04	0.12	8.375	345	80.00	625
Iowa	1	278,552.01	0.03	6.125	346	79.43	792
Louisiana	2	977,059.12	0.10	8.059	345	79.88	684
Maryland	25	13,343,835.50	1.43	7.600	344	75.93	704
Massachusetts	9	3,647,446.07	0.39	7.942	344	85.20	684
Michigan	9	4,094,691.51	0.44	7.802	346	75.61	682
Minnesota	14	6,389,414.20	0.69	7.840	345	77.84	697
Montana	2	1,046,231.88	0.11	7.293	344	69.83	637
Nevada	34	14,821,444.42	1.59	7.755	345	77.76	713
New Jersey	20	8,364,909.67	0.90	7.976	346	78.65	689
New Mexico	3	4,380,300.23	0.47	7.614	344	60.49	776
New York	17	13,455,423.76	1.44	8.230	343	75.83	672
North Carolina	13	8,812,383.04	0.95	7.477	344	74.80	706
Ohio	2	614,111.17	0.07	7.396	344	81.13	677
Oklahoma	1	487,207.57	0.05	7.750	346	80.00	720
Oregon	20	6,244,755.48	0.67	7.557	345	79.50	733
Pennsylvania	5	3,361,124.66	0.36	7.689	344	78.70	720
Rhode Island	1	817,196.03	0.09	7.625	344	75.00	744
South Carolina	4	2,231,360.72	0.24	7.609	342	79.68	722
Tennessee	1	1,690,332.73	0.18	8.025	344	80.00	755
Texas	7	1,645,299.31	0.18	7.818	345	81.95	710
Utah	11	4,741,928.09	0.51	7.412	344	82.16	733
Virginia	32	13,903,007.00	1.49	7.739	345	80.28	710
Washington	65	24,355,959.58	2.61	7.492	345	80.02	713
Wisconsin	2	919,237.89	0.10	7.989	344	80.00	689
Wyoming	1	384,483.33	0.04	7.250	346	89.97	628
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of Group 2 mortgage loans by Stated Principal Balance was approximately 1.32% in the 94513 ZIP Code.

Loan Rates of the Group 2 Mortgage Loans

Loan Rates (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

5.500 - 5.999	1	$336,744.11	0.04%	5.875%	346	53.72%	711
6.000 - 6.499	9	5,585,548.70	0.60	6.287	358	71.53	766
6.500 - 6.999	154	83,169,500.91	8.92	6.793	365	73.56	734
7.000 - 7.499	361	201,120,002.49	21.58	7.227	364	74.96	726
7.500 - 7.999	628	332,486,812.73	35.67	7.691	358	76.85	714
8.000 - 8.499	576	278,606,025.52	29.89	8.178	348	79.28	703
8.500 - 8.999	61	26,650,612.01	2.86	8.638	353	82.25	708
9.000 - 9.499	7	4,049,252.15	0.43	9.210	343	81.21	720
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average loan rate of the Group 2 mortgage loans as of April 1, 2008 was approximately 7.681%.

Maximum Loan Rates of the Group 2 Mortgage Loans

Maximum Loan Rates (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

9.500 - 9.999	410	$186,048,558.92	19.96%	7.733%	357	77.59%	697
10.000 - 10.499	1	241,346.67	0.03	8.875	465	80.00	656
10.500 - 10.999	6	3,168,754.45	0.34	7.636	381	78.53	706
11.000 - 11.499	6	4,071,458.97	0.44	6.298	363	71.01	773
11.500 - 11.999	121	64,624,157.52	6.93	6.805	368	73.53	738
12.000 - 12.499	258	137,262,301.16	14.73	7.220	368	74.76	730
12.500 - 12.999	607	351,717,912.33	37.74	7.728	354	76.98	718
13.000 - 13.499	368	176,516,110.66	18.94	8.194	348	79.51	709
13.500 - 13.999	19	7,942,230.84	0.85	8.688	373	78.78	706
14.000 - 14.499	1	411,667.10	0.04	9.125	345	80.00	668
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average maximum loan rate of the Group 2 mortgage loans was approximately 12.147% as of April 1, 2008.

Minimum Loan Rates of the Group 2 Mortgage Loans

Minimum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	1,136	$512,149,368.63	54.95%	7.790%	345	78.59%	708
2.500 - 2.999	270	167,757,826.72	18.00	7.223	379	74.13	733
3.000 - 3.499	309	205,366,491.19	22.03	7.680	370	74.18	722
3.500 - 3.999	21	22,539,791.42	2.42	7.898	344	76.59	699
4.000 - 4.499	44	18,368,467.78	1.97	8.392	344	89.92	713
4.500 - 4.999	6	2,662,421.36	0.29	8.160	356	89.67	685
5.000 - 5.499	2	577,400.74	0.06	7.542	345	74.99	659
5.500 - 5.999	1	215,625.44	0.02	7.875	345	80.00	775
6.000 - 6.499	3	568,423.26	0.06	8.076	345	59.16	724
7.500 - 7.999	1	202,015.16	0.02	7.875	345	80.00	676
8.000 - 8.499	1	440,706.52	0.05	8.375	345	80.00	720
8.500 - 8.999	3	1,155,960.40	0.12	8.666	345	80.00	704
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average minimum loan rate of the Group 2 mortgage loans was approximately 2.659% as of April 1, 2008.

Gross Margins of the Group 2 Mortgage Loans

Gross Margin (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	1,199	$538,113,922.60	57.74%	7.802%	345	78.62%	708
2.500 - 2.999	258	162,348,541.44	17.42	7.209	380	73.93	733
3.000 - 3.499	273	189,132,577.02	20.29	7.635	373	73.69	723
3.500 - 3.999	19	21,941,724.54	2.35	7.927	344	76.50	698
4.000 - 4.499	43	18,165,397.88	1.95	8.404	344	90.03	713
4.500 - 4.999	5	2,302,335.14	0.25	8.283	357	91.46	684
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average gross margin of the Group 2 mortgage loans was approximately 2.620% as of April 1, 2008.

Credit Scores of the Group 2 Mortgage Loans

Credit Scores	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

600 - 624	21	$14,753,905.09	1.58%	8.100%	344	74.56%	622
625 - 649	90	41,808,253.65	4.49	7.924	351	77.49	637
650 - 674	254	121,647,100.21	13.05	7.806	352	77.44	665
675 - 699	359	183,376,904.54	19.68	7.744	355	77.58	688
700 - 724	366	189,052,380.61	20.28	7.682	356	77.84	712
725 - 749	293	156,328,354.91	16.77	7.651	359	77.59	736
750 - 774	214	115,886,671.05	12.43	7.543	362	76.95	761
775 - 799	156	88,096,071.83	9.45	7.503	359	73.46	786
800 and above	37	18,609,472.70	2.00	7.315	377	73.77	805
None	7	2,445,384.03	0.26	7.566	345	73.16	N/A
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average credit score of the Group 2 mortgage loans with credit scores was approximately 715 as of April 1, 2008.

Original Prepayment Penalty Periods of the Group 2 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	321	$164,313,502.05	17.63%	7.576%	347	77.83%	721
7	124	63,022,753.21	6.76	8.069	345	78.94	718
12	340	197,804,013.08	21.22	7.434	368	75.04	724
24	84	53,418,814.25	5.73	7.804	351	76.94	709
30	1	125,402.45	0.01	8.125	346	80.00	710
36	927	453,320,013.58	48.64	7.758	358	77.31	710
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

Negative Amortization Limits of the Group 2 Mortgage Loans

Negative Amortization Limits (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

110	158	$81,959,052.11	8.79%	7.504%	345	77.40%	709
115	1,346	642,738,636.15	68.96	7.707	354	77.86	714
120	293	207,306,810.36	22.24	7.669	370	74.21	722
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

Months to Next Payment Adjustment Date of the Group 2 Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

1	1	$643,698.88	0.07%	6.875%	463	79.09%	755
2	1	503,162.03	0.05	7.500	344	76.57	692
4	1	497,117.58	0.05	7.432	340	80.00	740
6	1	1,428,390.04	0.15	7.625	342	74.52	779
40	7	4,628,706.50	0.50	7.844	340	80.64	747
41	19	10,102,423.10	1.08	8.174	341	77.84	715
42	22	10,519,036.95	1.13	7.607	360	77.54	720
43	256	145,025,700.28	15.56	7.693	358	77.75	715
44	544	291,128,366.93	31.24	7.645	357	75.95	720
45	425	222,137,841.32	23.83	7.692	357	77.52	715
46	389	180,593,440.67	19.38	7.695	357	77.70	714
47	125	60,062,072.83	6.44	7.735	353	76.70	690
68	1	280,254.78	0.03	7.125	344	59.34	795
70	1	777,789.14	0.08	7.125	346	55.56	780
71	1	473,038.53	0.05	6.500	347	80.00	703
106	2	2,704,851.93	0.29	6.675	346	66.20	768
107	1	498,607.13	0.05	7.875	347	80.00	665
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average months to next payment adjustment of the Group 2 mortgage loans was approximately 45 months as of April 1, 2008.

Months to Next Rate Adjustment Date of the Group 2 Mortgage Loans

Months to Next Rate Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

40	8	$5,125,824.08	0.55%	7.804%	340	80.58%	746
41	19	10,102,423.10	1.08	8.174	341	77.84	715
42	23	11,947,426.99	1.28	7.609	358	77.18	727
43	257	145,669,399.16	15.63	7.689	359	77.75	715
44	545	291,631,528.96	31.29	7.645	357	75.95	720
45	425	222,137,841.32	23.83	7.692	357	77.52	715
46	389	180,593,440.67	19.38	7.695	357	77.70	714
47	125	60,062,072.83	6.44	7.735	353	76.70	690
68	1	280,254.78	0.03	7.125	344	59.34	795
70	1	777,789.14	0.08	7.125	346	55.56	780
71	1	473,038.53	0.05	6.500	347	80.00	703
106	2	2,704,851.93	0.29	6.675	346	66.20	768
107	1	498,607.13	0.05	7.875	347	80.00	665
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

The weighted average months to next rate adjustment of the Group 2 mortgage loans was approximately 45 months as of April 1, 2008.

Delinquency Status of the Group 2 Mortgage Loans

Delinquency Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

30 - 59 Days	71	$33,232,879.47	3.57%	7.930%	346	79.65%	701
60 - 89 Days	43	20,660,245.89	2.22	7.881	355	79.97	712
90+ Days	51	25,700,449.29	2.76	7.858	347	77.54	708
Current	1,431	743,421,706.90	79.77	7.608	359	76.48	718
Foreclosure	129	70,323,922.01	7.55	8.002	346	78.82	704
REO	72	38,665,295.06	4.15	8.057	348	79.67	711
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

30-59 Day Delinquencies of the Group 2 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,425	$737,641,325.00	79.15%	7.606%	359	76.49%	718
1	283	146,981,208.98	15.77	7.979	346	79.24	704
2	62	33,348,719.42	3.58	7.981	352	78.56	708
3	19	10,223,256.98	1.10	7.755	354	77.59	698
4	2	813,787.63	0.09	8.143	345	80.00	663
5	4	1,404,755.71	0.15	7.830	344	80.00	709
6	2	1,591,444.90	0.17	7.792	344	72.01	690
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

60-89 Day Delinquencies of the Group 2 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,503	$779,719,522.45	83.66%	7.625%	358	76.61%	717
1	265	137,410,979.37	14.74	7.979	348	79.05	707
2	18	10,085,451.52	1.08	7.712	344	78.74	715
3	9	3,724,438.19	0.40	8.290	345	80.00	695
4	2	1,064,107.09	0.11	7.907	346	80.00	686
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

90+ Day Delinquencies of the Group 2 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,668	$864,830,046.58	92.79%	7.658%	358	76.90%	716
1	63	31,073,002.84	3.33	7.975	346	79.15	707
2	38	22,343,858.29	2.40	8.057	345	77.96	700
3	13	6,630,451.76	0.71	7.863	345	79.59	711
4	8	3,912,391.55	0.42	7.999	346	71.60	731
5	2	805,668.00	0.09	8.054	345	80.00	683
6	3	1,431,518.96	0.15	8.280	344	82.20	699
7	1	471,829.75	0.05	6.000	344	80.00	704
8	1	505,730.89	0.05	6.875	345	80.00	683
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

Foreclosure Status of the Group 2 Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,583	$815,181,876.60	87.47%	7.634%	358	76.74%	716
1	29	13,765,791.03	1.48	7.955	351	80.29	707
2	39	20,362,754.71	2.18	7.920	344	78.40	713
3	25	17,650,887.16	1.89	8.072	352	77.38	692
4	65	34,370,508.06	3.69	8.032	345	79.83	712
5	39	22,061,236.83	2.37	8.113	344	78.78	714
6	7	2,608,548.62	0.28	7.896	345	81.02	686
7	3	1,342,398.55	0.14	8.131	345	80.00	746
8	4	1,954,710.37	0.21	7.797	344	80.00	685
10	3	2,705,786.69	0.29	7.682	345	70.92	708
Total	1,797	$932,004,498.62	100.00%	7.681%	357	77.01%	715

3. On page S-31 of the prospectus supplement, the paragraphs under the heading “Static Pool Information” are deleted in their entirety and replaced with the following:

Certain static pool information may be found at http://www.rbsgcregab.com/ in a PDF file entitled “HarborView 2007-2 Static Pool Historical Deal Information.” Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed from the current characteristics, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. In addition to the prepayment, delinquency and loss performance of similar mortgage loan groups, the static pool information shown at the above internet address includes the performance information of the mortgage loans included in the trust fund. Nonetheless, we do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way fully indicative of the future performance of the mortgage loans in the trust fund.

4. On pages S-32 and S-33 of the prospectus supplement, the information under the heading “Mortgage Loan Origination—American Home Mortgage Corp.” is deleted in its entirety and replaced with the following:

American Home Mortgage Servicing, Inc., a Delaware corporation, referred to herein as the Servicer, will act as the servicer of the mortgage loans pursuant to the servicing agreement. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer is a Fannie Mae/Freddie Mac approved servicer and has all requisite licenses to service mortgage loans in all 50 states and the District of Columbia.

The following table shows the size, composition, and growth of the Servicer’s portfolio of long reset ARM loans for three years:

Long Reset ARM Loans	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
Number of Loans	26,199	52,505	43,350
Principal Balance	$5,780,463,715	$12,844,011,591	$10,907,479,663

With respect to the table above, a long reset ARM is any ARM loan with an initial fixed-rate period of five years or longer.

The Servicer was originally incorporated as AH Mortgage Acquisition Co., Inc., a Delaware corporation (“Acquisition Co.”). Acquisition Co. entered into an agreement in September 2007 with American Home Mortgage Investment Corp. and several of its affiliates (collectively, “American Home”) to purchase substantially all of the servicing assets from American Home, including from American Home Mortgage Servicing, Inc., a Maryland Corporation. Acquisition Co. closed the transaction on April 11, 2008. As part of the acquisition, Acquisition Co. officially changed its name to American Home Mortgage Servicing, Inc. The acquisition of the securitized servicing portfolio from American Home was approved, through the issuance of “no downgrade” letters, by each of the rating agencies currently rating the securities underlying the securitized serving portfolio.

The Servicer is a portfolio company owned by private-equity funds ultimately controlled by WL Ross & Co. LLC. WL Ross & Co. LLC is a financial restructuring investment company run by CEO and Chairman Wilbur L. Ross. The Servicer is not affiliated with the Originator/Sponsor.

The Servicer is not aware that any default or servicing-related performance trigger has occurred as to any other securitization for which it currently acts as a master servicer, a servicer or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other of its current securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

The Servicer is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

5. On page S-40 of the prospectus supplement, the information under the heading “The Servicers—GMAC Mortgage, LLC” is supplemented as follows:

On April 29, 2008, Residential Capital, LLC ("ResCap"), which is the parent holding company of GMAC Mortgage, LLC, reported a net loss of $859 million for the first quarter of 2008, compared to a net loss of $910 million in the year-ago period.

Additional updated information regarding GMAC Mortgage, LLC since the date of the prospectus supplement was requested by the depositor, but was not made available by GMAC Mortgage, LLC to the depositor, sponsor or underwriter or any of their affiliates.

6. On page S-41 of the prospectus supplement, the table under the heading “The Servicers—GMAC Mortgage, LLC” is supplemented as follows:

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the year ended December 31,
	2003	2004	2005	2006	2007
Prime conforming mortgage loans
No. of Loans	1,308,284	1,323,249	1,392,870	1,455,919	1,488,384
Dollar Amount of Loans	$153,601	$165,521	$186,364	$203,894	$214,606
Percentage Change from Prior Year	2.11%	7.76%	12.59%	9.41%	5.25%
Prime non-conforming mortgage loans
No. of Loans	34,041	53,119	69,488	67,462	62,941
Dollar Amount of Loans	$13,937	$23,604	$32,385	$32,220	$30,132
Percentage Change from Prior Year	11.12%	69.36%	37.20%	(0.51)%	(6.48)%
Government mortgage loans
No. of Loans	191,023	191,844	181,679	181,563	179,460
Dollar Amount of Loans	$17,594	$18,328	$18,098	$18,843	$19,380
Percentage Change from Prior Year	(16.91)%	4.17%	(1.25)%	4.12%	2.85%

Second-lien mortgage loans
No. of Loans	282,128	350,334	392,261	514,085	510,211
Dollar Amount of Loans	$7,023	$10,374	$13,034	$20,998	$22,007
Percentage Change from Prior Year	5.36%	47.71%	25.64%	61.10%	4.81%
Total mortgage loans serviced
No. of Loans	1,815,476	1,918,546	2,036,298	2,219,029	2,240,996
Dollar Amount of Loans	$192,155	$217,827	$249,881	$275,955	$286,125
Percentage Change from Prior Year	0.71%	13.36%	14.72%	10.43%	3.69%

7. On page S-51 of the prospectus supplement, the last sentence under the heading “The Certificate Insurer—General” is deleted in its entirety and replaced with the following:

Ambac is rated “Aaa” (negative outlook) from Moody’s Investors Service, Inc., “AAA” (negative watch) from Standard & Poor’s Ratings Services and “AA” (negative watch) by Fitch, Inc.

In addition, with respect to the information on page S-52 of the prospectus supplement under the heading “The Certificate Insurer—Incorporation of Certain Documents by Reference,” as provided in the prospectus supplement, Ambac’s consolidated financial statements and all other information relating to Ambac and subsidiaries included in Ambac Financial Group’s periodic reports filed with the SEC subsequent to the date of the prospectus supplement and prior to the termination of the offering of the Insured Certificates shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this supplement and to be a part hereof from the respective dates of filing of such reports.

8. On page S-86 of the prospectus supplement, the paragraph under the heading “Description of the Certificates—The Senior Basis Risk Cap Agreement— The Senior Basis Risk Cap Provider” is deleted in its entirety and replaced with the following:

The Royal Bank of Scotland plc (“RBS”) is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of RBS are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are currently rated “AA” (negative watch) by S&P, “Aaa” (negative watch) by Moody’s and “AA” (stable) by Fitch, Inc. Except for the information provided in this paragraph, neither RBS nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. RBS is an affiliate of Greenwich Capital Markets, Inc., the underwriter.